Settlement Statement

A. Note: This form is furnished to give you a statement of actual settlement costs. Amounts paid to and by the settlement agent are shown. Items marked "(p.o.c.)" were paid outside the closing; they are shown here for informational purposes and are not included in the totals. This is not an official governmental disclosure.	
B. Name of Buyers: **Landa App 3, LLC**	C. Name of Sellers:
D. Lender: **Mazz Georgia LLC**	G. Property Location: **996 Greenwood Avenue Northeast Atlanta, GA 30306**
F. Settlement Date: **08/04/2025** Funding Date: **08/04/2025** Disbursement Date: **08/04/2025**	H. Settlement Agent: **Sherman & Phalen, LLC**
H. File No.: **25-717-GA**	I. Place of Settlement: **1165 Northchase Pkwy SE Suite 450 Marietta, GA 30067**

J. Summary of Borrower's Transaction

100. Gross Amount Due from Borrower	
101. Contract sales price	
102. Personal property	
103. Settlement charges to borrower (line 1400)	$4,096.75
104. Payoff to BSI Financial Services	$134,910.72
105.	
Adjustment for items paid by seller in advance	
106. City/Town Taxes	
107. County Taxes	
108. Assessments	
109.	
110.	
111.	
112.	
120. Gross Amount Due from Borrower	$139,007.47
200. Amount Paid by or in Behalf of Borrower	
201. Deposit	
202. Principal amount of new loan(s)	$140,000.00
203. Existing loan(s) taken subject to	
204.	
205.	
206.	
207.	
208.	
209.	
Adjustments for items unpaid by seller	
210. City/Town Taxes	
211. County Taxes	
212. Assessments	
213.	
214.	
215.	
216.	
217.	
218.	
219.	
220. Total Paid by/for Borrower	$140,000.00
300. Cash at Settlement from/to Borrower	
301. Gross amount due from borrower (line 120)	$139,007.47
302. Less amounts paid by/for borrower (line 220)	$140,000.00
303. Cash ☐ From ☒ To Borrower	$992.53

K. Summary of Seller's Transaction

400. Gross Amount Due to Seller	
401. Contract sales price	
402. Personal property	
403.	
404.	
405.	
Adjustment for items paid by seller in advance	
406. City/Town Taxes	
407. County Taxes	
408. Assessments	
409.	
410.	
411.	
412.	
420. Gross Amount Due to Seller	
500. Reductions in Amount Due to Seller	
501. Excess deposit (see instructions)	
502. Settlement charges to seller (line 1400)	
503. Existing loan(s) taken subject to	
504. Payoff of First Mortgage Loan	
505. Payoff of Second Mortgage Loan	
506.	
507.	
508.	
509.	
Adjustments for items unpaid by seller	
510. City/Town Taxes	
511. County Taxes	
512. Assessments	
513.	
514.	
515.	
516.	
517.	
518.	
519.	
520. Total Reduction Amount Due Seller	
600. Cash at Settlement to/from Seller	
601. Gross amount due to seller (line 420)	
602. Less reductions in amounts due seller (line 520)	
603. Cash ☒ To ☐ From Seller	

L. Settlement Charges

	Paid From Borrower's Funds at Settlement	Paid From Seller's Funds at Settlement
700. Total Real Estate Broker Fees		
Division of commission (line 700) as follows :		
701. $		
702. $		
703. Commission paid at settlement		
704.		
800. Items Payable in Connection with Loan		
801. Our origination charge		
802. Your credit or charge (points) for the specific interest rate chosen		
803. Appraisal fee		
804. Credit report		
805. Tax service		
806. Flood certification		
807.		
808.		
809.		
810.		
900. Items Required by Lender to be Paid In Advance		
901. Daily interest charges from 08/04/2025 to 09/01/2025		
902. Mortgage insurance premium		
903. Homeowner's insurance		
904.		
1000. Reserves Deposited with Lender		
1001. Initial deposit for your escrow account		
1002. Homeowner's insurance		
1003. Mortgage insurance		
1004. Property taxes		
1005.		
1006.		
1007. Aggregate Adjustment $0.00		
1100. Title Charges		
1101. Settlement or closing fee to Sherman & Phalen, LLC		
1102. Owner's title insurance to Sherman & Phalen, LLC		
1103. Lender's title insurance to Sherman & Phalen, LLC	$500.00	
1104. Lender's title policy limit $140,000.00		
1105. Owner's title policy limit $		
1106. Title - Settlement Fee to Sherman & Phalen, LLC	$2,250.00	
1107. Title - Title Commitment Fee to Sherman & Phalen, LLC	$125.00	
1108. Title - Title Exam Fee to Sherman & Phalen, LLC	$350.00	
1109. Title - E- Recording Fee to Simplifle	$4.75	
1110. Title - Post Closing Fee to Sherman & Phalen, LLC	$45.00	
1111. Title - Loan Doc Prep to Sherman & Phalen, LLC	$400.00	
1112.		
1200. Government Recording and Transfer Charges		
1201. Recording fees: Deed $ Mortgage $25.00 Release $ to Fulton County Clerk of Superior Court	$25.00	
1202. City/County tax/stamps Deed $ Mortgage $		
1203. State tax/stamps Deed $ Mortgage $		
1204.		
1300. Additional Settlement Charges		
1301. 2025 Solid Waste Bill to Fulton County Tax Commissioner	$397.00	
1302.		
1303.		
1304.		
1305.		
1306.		
1307.		
1308.		
1309.		
1400. Total Settlement Charges (enter on lines 103, Section J and 502, Section K)	$4,096.75	

See signature addendum

ACKNOWLEDGMENT AND RECEIPT

DATE: August 4, 2025

LENDER: Mazz Georgia LLC

BORROWER: Landa App 3, LLC

PROPERTY ADDRESS: 996 Greenwood Avenue Northeast, Atlanta, GA 30306

Borrower acknowledges that he/she/they/it have/has reviewed and approved the entries appearing on the Closing Disclosure and ALTA form settlement statement, if any. Borrower acknowledges receipt of a copy of the Closing Disclosure at least three (3) business days prior to consummation of the loan transaction. Borrower further acknowledges receipt and disbursement on his/her/their/its behalf of the loan proceeds in full. Borrower warrants the correctness of all payoff amounts for outstanding liens and encumbrances, and if any deficiency occurs, Borrower shall promptly remit same to Closing Attorney.

Borrower(s) acknowledges that the Closing Attorney and Lender make no representations as to the status of any outstanding or past due water, sewerage or other utility bills applicable to the property. The status of such items shall be determined by and are the responsibility of the Borrowers, not the Closing Attorney.

Borrower agrees that should any inadvertent errors or omissions later be discovered in any documents executed at consummation he/she/they/it shall promptly execute such corrective documents and remit such sums as may be required to adjust or correct such errors or omissions. This includes, but is not limited to, borrower's escrow account, if any, with Lender.

Borrower hereby acknowledges that a real property tax return and application for homestead exemption is required by law to be filed with the County Tax Collector of the county in which the property lies, promptly after the first day of January of the year immediately following settlement and that such filings are the sole responsibility of the Borrower, (not the Closing Attorney or Lender) unless such has already been filed.

Closing Attorneys disbursements may be based on uncollected funds.

Landa App 3, LLC

____

Borrower: Brian Glick, Authorized Agent

This Closing Disclosure, and ALTA form settlement statement, if any, is/are a complete, true and correct account of funds received and disbursed by us in the consummation of the herein above described loan.

SHERMAN & PHALEN, LLC

____

PROMISSORY NOTE
WITH BALLOON FEATURE

996 Greenwood Avenue NE, Atlanta, GA 30306 Date: August 4, 2025

FOR VALUE RECEIVED, I/We promise to pay to the order of Mazz Georgia, LLC (hereinafter "Lender" or "Holder"), ONE HUNDRED AND FORTY THOUSAND and 00/100s DOLLARS ($140,000.00), in legal tender of the United States, with interest thereon from the Note date at the rate of 15% per annum, on the unpaid balance until paid. One payment of principal and accrued interest shall be due and payable at office of Holder, or at such other place as the Holder hereof may designate in writing, no later than February 1, 2026(the "Maturity Date"), at which time the entire unpaid principal and any accrued, unpaid interest shall be due and payable in full.

Should any installment not be paid when due, or should the maker hereof fail to comply with any of the terms or requirements of a Security Deed of even date herewith, conveying title to real property located in Fulton County, Georgia, as security for this indebtedness, the entire unpaid principal sum evidenced by this note, with all accrued interest, shall, at the option of the holder, and without notice to the undersigned, become due and may be collected forthwith, time being of the essence of this contract.

It is further agreed that a Deed in Lieu of Foreclosure shall be executed by the Borrower and delivered to Lender, which Deed shall be recorded by Lender in the event the Borrower defaults on either this loan or the current first mortgage.

It is further agreed that failure of the holder to exercise this right of accelerating the maturity of the debt, or indulgence granted from time to time, shall in no event be considered as a waiver of such right of acceleration or stop the holder from exercising such right.

From and after the earlier to occur of (i) an Event of Default (as defined in the Security Deed) or (ii) maturing of this Note, either according to its terms or as the result of a declaration of maturity made by Holder in accordance with the terms hereof, the entire principal balance remaining unpaid hereunder shall automatically bear an annual interest rate (in place of the rate hereinabove specified) equal to twenty percent (20.0%) per annum (the "Increased Rate") unless applicable law requires a lesser such rate, in which event the maximum rate permitted by law shall be paid as provided herein.

There will be a late charge of $500.00 for any payment not received by holder within 5 days of its due date.

Should this note or any part of the indebtedness evidenced hereby be collected by law or through an Attorney at Law, the holder shall be entitled to collect Attorney's fees in an amount equal to fifteen percent (15%) of the principal and interest and all costs of collection.

And the undersigned whether principal, surety, guarantor, endorser or other party, severally waives and renounces, for himself and family, any and all homestead and exemption rights either he or his family may have under or by virtue of the laws of the State of Georgia, or any other State, or the United States, as against this debt or any renewal or extension thereof, and further waives presentment, notice of dishonor, demand, protest and notice of demand, protest and non-payment, and all other notices.

I have represented to the Holder that the purpose of the Loan is to fund real property I or an affiliate will own for investment and business or commercial purposes only, and I have no intention of ever occupying such property. Said property shall not be used as a residence or second home of any direct or indirect holder of equity interests in Borrower or any family member (ancestors, spouse, or lineal descendants) thereof, and the property is an investment to be held for future appreciation. No part of any loan proceeds will be used for a non-business (i.e. consumer) purpose.

The indebtedness evidenced hereby may be prepaid in full or in part without penalty.

Recordation of Deed in Lieu. Borrower has contemporaneously executed and delivered a Deed in Lieu of Foreclosure, which shall be held in escrow by Lender. Notwithstanding anything to the contrary, such Deed shall not be recorded unless Borrower (i) is in default under either a senior lien, or this Note or the Security Deed, (ii) has been given fifteen (15) days to cure such default following written notice, and (iii) has been given fifteen (15) days' additional written notice of Grantee's intent to record the Deed.

WITNESS my hand and seal:

BORROWER:

Landa App 3, LLC

______________________________ (SEAL)

By: Brian Glick

Its: Authorized Agent

After Recording return to:
Sherman & Phalen, LLC
Attn: David M. Sherman
1165 Northchase Pkwy SE
Suite 450
Marietta, GA 30067

TRUE AND CERTIFIED COPY

SECURITY DEED COVER PAGE

This Cover Page MUST be attached with your recordable document.

DATE OF DOCUMENT: 08/04/2025
GRANTOR: Landa App 3, LLC, a Delaware limited liability company
GRANTEE: Mazz Georgia, LLC
GRANTEE/LENDER MAILING ADDRESS: 145 W. 67th Street, Apt. 16K, New York, NY 10023
MAP AND PARCEL IDENTIFICATION: 14 001600050313
ORIGINAL LOAN AMOUNTS: $140,000.00
MATURITY DATE FOR SUCH DEBT: February 1, 2026
INTANGIBLE RECORDING TAX AMOUNT, IF ANY, IMPOSED ON SUCH DEED TO SECURE DEBT: $0.00
CITATION OT THE AUTHORITY PROVIDING FOR AN EXEMPTION OF SUCH TAX IF NO INTANGIBLE TAX IS IMPOSED: Rule 560-11-8-.02. This is a short-term note as defined by Rule 560-11-8-.03(4).

Sherman & Phalen, LLC
1165 Northchase Parkway SE
Suite 450
Marietta, GA 30067

STATE OF GEORGIA
COUNTY OF FULTON

SECURITY DEED AND AGREEMENT

THIS INDENTURE is made this 4th day of August, 2025, by and between Landa App 3, LLC, a Delaware limited liability company, party of the first part, hereinafter referred to as "Grantor"; and Mazz Georgia, LLC, 145 W. 67th Street, Apt. 16K, New York, NY 10023, party of the second part, hereinafter referred to as "Grantee";

WITNESSETH

FOR AND IN CONSIDERATION of the financial accommodations to Grantor by Grantee resulting in the obligation which is hereinafter more particularly described, and in order to secure that obligation, Grantor hereby grants, bargains, conveys, transfers, assigns and sells unto Grantee the following described land with the address of 996 Greenwood Avenue NE, Atlanta, GA 30306:

All that tract or parcel of land lying and being in the City of Atlanta, in Land Lot 16 of the 14th District of Fulton County, Georgia, known as Lot 5, Block 4, of the Atlanta Development Company's property, more particularly described as follows:

Beginning at an iron pin on the north side of Greenwood Avenue two hundred (200) feet east from the northeast corner of Greenwood Avenue and Frederica Street; thence north 88 degrees 30 minutes east along the north side of Greenwood Avenue fifty (50) feet; thence north one degree west two hundred (200) feet to an iron pin on the south side of a fifteen (15) foot alley, thence south 88 degrees 30 minutes west along the south side of said alley fifty (50) feet; thence south one degree east two hundred (200) feet to Greenwood Avenue and the point of beginning.

Anything herein to the contrary notwithstanding this instrument shall create a perpetual security interest as the same is defined in O.C.G.A.§ 44-14-80.

TOGETHER WITH ANY AND ALL of the following:
(i) all buildings, structures and other improvements now or hereafter located thereon or on any part or parcel thereof and all fixtures affixed or attached, actually or constructively, thereto;
(ii) all and singular the tenements, hereditaments, easements and appurtenances belonging thereunto or in any wise appertaining thereto and the reversion and reversions, remainder or remainders thereof;
(iii) all rents, issues, income, revenues and profits accruing therefrom whether now or hereafter due;
(iv) all accounts and contract rights now or hereafter arising in connection with any part or parcel thereof or any buildings, structures or improvements now or hereafter located thereon, including

without limitation all accounts and contract rights in and to all leases or undertakings to lease now or hereafter affecting the land or any buildings, structures, or improvements thereon;

(v) all minerals, flowers, crops, trees, timber, shrubbery and other emblements now or hereafter located thereon or thereunder or on or under any part or parcel thereof;

(vi) all estates, rights, title and interest therein, or in any part or parcel thereof;

(vii) all equipment, machinery, apparatus, fittings, fixtures whether actually or constructively attached thereto and including all trade, domestic and ornamental fixtures, furniture, furnishings and all personal property of every kind or description whatsoever nor or hereafter located thereon, or in or on the buildings, structures and other improvements thereon, and used in connection with the operation and maintenance thereof, and all additions thereto and replacements thereof; and

(viii) all building materials, supplies, goods and equipment delivered thereto and placed thereon for the purpose of being affixed to or installed or incorporated or otherwise used in the buildings, structures or other improvements now or hereafter located thereon or any part or parcel thereof. All of the foregoing are hereinafter sometimes referred to collectively as the "Premises."

TO HAVE AND HOLD the Premises to the only proper use, benefit and behoof of Grantee, forever, in fee simple.

GRANTOR WARRANTS that Grantor has good title to the Premises, that Grantor is lawfully seized and possessed of the Premises, that Grantor has the right to convey the Premises, that the Premises are unencumbered except as may be herein expressly provided and that Grantor shall forever warrant and defend the title to the Premises unto Grantee against the claims of all persons whomsoever.

THIS INSTRUMENT IS A DEED passing legal title pursuant to the laws of the State of Georgia governing deeds to secure debt and a security agreement granting a security interest pursuant to the Uniform Commercial Code of the State of Georgia, and it is not a mortgage.

This deed and security agreement is made and intended to secure:

(i) an obligation of Grantor to Grantee evidenced as follows: One Promissory Note in the original principal amount of $140,000.00, which Promissory Note is due and payable in full no later than February 1, 2026.

(ii) any and all renewal or renewals, extension or extensions, advances, modification or modifications thereof, and substitution or substitutions therefor, either in whole or in part; and

(iii) all indebtedness now or hereafter owing by Grantor to Grantee, however or whenever created, incurred, arising or evidenced, whether direct or indirect, jointor several, absolute or contingent, or due or to become due, and any and all renewal or renewals, extension or extensions, advances, modification or modifications of and substitution or substitutions for, said indebtedness, either in whole or in part.

The obligations which this deed and security agreement is given to secure are hereinafter sometimes referred to collectively as the "Indebtedness." This deed and security agreement is hereinafter sometimes referred to as this "Security Deed."

GRANTOR COVENANTS AND AGREES:

(1) Junior Encumbrances: Grantor shall not create or permit to exist any liens or encumbrances on the Premises which are junior and inferior in terms of priority to this Security Deed.

(2) Payments by Grantor: Grantor shall pay, when due and payable:

(i) the Indebtedness in accordance with the terms and conditions of the instruments evidencing the same;

(ii) all taxes, all assessments, general or special, and all other charges levied on or assessed or placed or made against the Premises, this Security Deed, the Indebtedness or any interest of Grantee in the Premises, this Security Deed or the Indebtedness;

(iii) premiums on policies of fire and casualty insurance covering the Premises, as required by this Security Deed;

(iv) premiums on all life insurance policies now or hereafter pledged as collateral for the Indebtedness or any part thereof;

(v) premiums for all liability, rental, mortgage and flood insurance policies required by this Security Deed or now or hereafter required by Grantee in connection with the Premises or the Indebtedness or any part of either; and

(vi) all ground rents, lease rentals and other payments respecting the Premises payable by Grantor. Grantor shall promptly deliver to Grantee, upon request by Grantee, receipts showing payment in full of all the foregoing items; provided, however, that Grantee shall not require a receipt showing payment in full of the Indebtedness. In the event any state, federal, municipal or other governmental law, order, rule or regulation becomes effective subsequent to the date hereof and in any manner changes or modifies the laws in force on the date hereof governing the taxation of the Indebtedness or the manner of collecting the taxes thereon so as to adversely affect Grantee by requiring that a payment or payments be made or other action be taken to protect Grantee's interest under this Security Deed or the Indebtedness, Grantor shall promptly pay any amounts required on or before the date the same are due or take any other action required on or before the date any such action must be taken.

(3) Grantee's Acts on Behalf of Grantor: In the event Grantor shall either fail or refuse to pay or cause to be paid, as the same shall become due and payable, any item (including all items specified at Paragraph (2) immediately above) which Grantor is required to pay hereunder or which Grantor may pay to cure an event of default hereunder, or in the event Grantor shall either fail or refuse to do or perform any act which Grantor is obligated to do or perform hereunder or which Grantor may do or perform to cure an event of default hereunder, then Grantee, at Grantee's option, may make such payment or do or perform such act on behalf of Grantor. All such payments made by Grantee and all costs and expenses incurred by Grantee in doing or performing all such acts shall be and shall become part of the Indebtedness secured hereby and shall bear interest at the highest rate per annum then being charged with respect to any part of the indebtedness secured hereby from the date paid or incurred by Grantee, and such interest thereon shall also be part of the Indebtedness secured hereby.

(4) Further Assurances: Grantor shall, at any time and from time to time upon request by Grantee, make, execute and deliver, or cause to be made, executed and delivered, any and all other and further instruments, documents, certificates, agreements, letters, representations and other writings which may be necessary or desirable, in the opinion of Grantee, in order to effectuate, complete, correct, perfect or continue and preserve the obligations of Grantor under the Indebtedness and the lien and security interest of Grantee hereunder. Grantor shall upon request by Grantee certify in writing to Grantee, or to any proposed assignee of this Security Deed, the amount of principal and interest then owing on the Indebtedness and whether or not any set-offs or defenses exist against all or any part of the Indebtedness.

(5) Rents and Leases: Grantor hereby transfers, assigns and conveys unto Grantee all of Grantor's right, title and interest in and to all leases or undertakings to lease now or hereafter existing or made, and all other agreements for use or occupancy, with respect to the Premises or any part thereof, and grants to Grantee a security interest in all rents, issues, income, revenues, profits, accounts and contract rights due or to become due thereunder or otherwise deriving from the use and occupancy of the Premises. Grantor shall faithfully perform the covenants of Grantor as lessor under all present and future leases of all or any portion of the Premises and shall not do, neglect to do, or permit to be done, anything which may cause the termination of such leases, or any of them, or which may diminish or impair their value or the rents provided for therein or the interest of Grantor or Grantee therein or thereunder. Grantor, without first obtaining the written consent of Grantee, shall not further assign the rents, issues, income, revenues, profits, accounts or contract rights from the Premises or any part thereof, shall not consent to the cancellation or surrender of any lease of the Premises or any part

thereof now existing or hereafter to be made, shall not modify any such lease so as to shorten the unexpired term thereof or so as to decrease the amount of the rent payable thereunder and shall not collect rents from the Premises or any part thereof for more than one month in advance. Grantor shall procure and deliver to Grantee upon request estoppel letters or certificates from each lessee, tenant, occupant in possession and other user of the Premises or any part thereof, as required by and in form and substance satisfactory to Grantee, and shall deliver to Grantee a recordable assignment of all of Grantor's interest in all leases now or hereafter existing or made with respect to the Premises or any part thereof, as required by and in form and substance satisfactory to Grantee, together with proof of due service of a copy of such assignment on each lessee, tenant, occupant in possession or other user of the Premises or any part thereof.

(6) Maintenance and Repair: Grantor shall maintain the Premises in good condition and repair, shall not commit or suffer any waste to the Premises, and shall comply with, or cause to be complied with, all statutes, ordinances, rules, regulations and directives of any governmental authority relating to the Premises or any part thereof or the use or occupancy of the Premises or any part thereof. No part of the Premises, including but not limited to any buildings, structures, parking lots, driveways or other improvements now or hereafter constructed on the land which is part of the Premises, shall be removed, demolished or materially altered without the prior written consent of Grantee. If at any time during the continuance of the Indebtedness any addition, alteration, change, repair, reconstruction or other work on the Premises of any nature, structural or otherwise, becomes necessary or desirable because of damage to or destruction of the Premises or any part thereof, the entire expense thereof, regardless of when the same shall be incurred or become due, shall be the sole obligation and responsibility of Grantor, and Grantor shall pay the entire expense thereof promptly when due.

(7) Hazard and Liability Insurance: Grantor shall keep the Premises insured against loss or damage by fire and such other casualties and risks as the Grantee may require from time to time, with such companies, in such amounts and under such forms of policies as Grantee may approve. Such policies shall insure Grantee's interest in the Premises, name Grantee as an insured party thereunder, provide that losses thereunder shall be payable to Grantee pursuant to such forms of loss payable clauses as Grantee may approve and provide that no cancellation or reduction in coverage shall be effective unless the insurer first gives Grantee thirty (30) days prior written notice. Irrespective of the insurance required and approved by Grantee, Grantor shall assign and deliver to Grantee, as additional collateral for the payment of the Indebtedness, all policies of insurance which insure against loss or damage to the Premises, and Grantor hereby grants to Grantee a security interest in the proceeds from any and all such policies. Grantor shall also procure and maintain public liability insurance coverage with such companies, in such amounts and under such forms of policies as Grantee may approve, naming Grantee as an additional insured thereunder and providing that no cancellation or reduction in coverage thereunder shall be effective unless the insurer first gives Grantee thirty (30) days prior written notice. Forthwith upon the issuance of all such policies, Grantor shall deliver the same to Grantee together with evidence satisfactory to Grantee that the premiums therefor have been paid. Within fifteen (15) days prior to the expiration date of each such policy, Grantor shall deliver to Grantee a renewal policy together with evidence satisfactory to Grantee that the premium therefor has been paid. In the event of a foreclosure and sale by Grantee of the Premises, the purchaser of the Premises shall succeed to all rights of Grantor in and to such policies, including the right to the refund of unearned premiums and to dividends thereunder, and Grantee may, at Grantee's election, assign and deliver the policies to such purchaser without any warranty or representation, express or implied, and without recourse. In the event of damage to or destruction of the Premises or any part thereof, Grantee may adjust, settle or compromise claims under such policies, and the proceeds therefrom shall be paid to Grantee. Grantee, at Grantee's option and in Grantee's sole discretion, may either:

(i) apply the proceeds or any part thereof to the Indebtedness, or,

(ii) require Grantor to repair, replace or reconstruct the Premises or any part thereof and disburse the proceeds to Grantor to be applied against the costs and expenses thereof as incurred or paid by Grantor.

(8) Flood Insurance: Grantor represents and has certified to Grantee that no part of the Premises lies within a "special flood hazard area" as defined and specified by the United States Department of Housing and Urban Development pursuant to the Flood Disaster Protection Act of 1973. In the event Grantee determines that the rules or regulations of the Federal Reserve Board, the Comptroller of the Currency or any other governing agency licensing or regulating the operations of Grantee require that flood insurance coverage be obtained for the Premises or any part thereof in order for Grantee to comply with such rules or regulations or with the Flood Disaster Protection Act of 1973 as then in effect, then Grantor, upon receiving written notice from Grantee of such determination:

(i) shall promptly purchase and pay the premiums for such flood insurance policies as Grantee deems required by such agency or agencies so that Grantee shall be deemed in compliance with the rules and regulations of such agency or agencies and with the Flood Disaster Protection Act of 1973 as then in effect; and

(ii) shall deliver such policies to Grantee together with evidence satisfactory to Grantee that the premiums therefor have been paid. Such policies of flood insurance shall be in a form satisfactory to Grantee, shall name Grantee as an insured thereunder, shall provide that losses thereunder be payable to Grantee pursuant to such forms of loss payable clause as Grantee may approve, shall be for an amount at least equal to the Indebtedness or the maximum limit of coverage made available with respect to the Premises under the National Flood Insurance Act of 1968, as amended, whichever is less, and shall be noncancellable as to Grantee except upon thirty (30) days prior written notice given by the insurer to Grantee. Within ten (10) days prior to the expiration date of each such flood insurance policy, Grantor shall deliver to Grantee a renewal policy or endorsement together with evidence satisfactory to Grantee that the premium therefor has been paid.

(9) Condemnation: To the extent of the Indebtedness, Grantor grants to Grantee a security interest in any and all payments, awards, judgments or settlements, including interest thereon, to which Grantor may be or may become entitled or which Grantee may receive by reason of injury or damage to, or loss of, the Premises or any part thereof as a result of the exercise of the right of eminent domain. Notwithstanding any injury or damage to, or loss of, the Premises or any part thereof as a result of the exercise of the right of eminent domain, Grantor shall continue to pay the Indebtedness. All sums paid or payable to Grantor by reason of any injury or damage to, or loss of, the Premises or any part thereof as a result of the exercise of the right of eminent domain shall be delivered to Grantee and Grantee, at Grantee's option and at Grantee's sole discretion, may either:

(i) apply the sum or any part thereof to the Indebtedness, or,

(ii) require Grantor to repair, replace or reconstruct the Premises or any part thereof and disburse such sums to Grantor to be applied against the costs and expenses thereof as incurred or paid by Grantor.

(10) Inspection: Grantor shall permit any person designated by Grantee to visit and inspect and Premises, to examine the books of account and other records of Grantor with respect to the Premises, and to discuss the affairs, finances and accounts of Grantor with and to be advised as to the same by Grantor or a knowledgeable and duly authorized representative of Grantor, all at such reasonable times and intervals as Grantee may desire.

(11) Restriction on Transfer: Unless Grantee gives its written consent thereto and such consent is recorded in the public deed records of the Clerk of the Superior Court of the county in which this Security Deed is recorded, Grantor shall not grant, bargain, convey, transfer, assign, exchange or sell all or any portion of Grantor's interest in the Premises prior to the satisfaction and release by Grantee of this Security Deed.

EVENTS OF DEFAULT hereunder shall be the occurrence of any one or more of the following:

(1) Payment of Indebtedness: Failure of Grantor to pay the Indebtedness or any part thereof when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment or at a date fixed by reason of acceleration of the due date thereof or otherwise;

(2) Other Payments and Terms: Failure of Grantor to make any payment (other than on the Indebtedness) required hereunder or to observe, perform, or comply with any of the covenants, terms or conditions set forth herein, or in any other instrument, document, agreement, letter or other writing heretofore, concurrently herewith or in the future executed by Grantor in favor of Grantee in connection with any transaction which resulted in the Indebtedness or any part thereof;

(3) False Statements: If any certificate, representation, warranty, statement or other writing made herein or heretofore, now or hereafter furnished to Grantee by or on behalf of Grantor in connection with any transaction which resulted in the Indebtedness or any part thereof be false, untrue, incomplete or misleading in any respect as of the date made;

(4) Waste: If the Premises or any part thereof should be subject to actual or threatened waste, or any part thereof be removed, demolished, or materially damaged or altered as a result of which the value of the Premises shall be diminished;

(5) Seizure or Levy: If the Premises or any part thereof be seized or levied upon under legal process or a receiver be appointed for the Premises or any part thereof or for Grantor;

(6) Liens: If any Federal tax lien or any claim of lien for labor, material or architectural or engineering services furnished or alleged to have been furnished in the improvement of or with respect to the Premises is filed of record against Grantor or the Premises and is not removed from record by payment or bond within thirty(30) days from the date of such filing;

(7) Priority Claim: If any person shall assert any claim of priority over this Security Deed in any legal or equitable proceeding, and such claim shall not have been dismissed with prejudice within sixty (60) days after the filing thereof;

(8) Insolvency or Bankruptcy: If Grantor shall become insolvent or make an assignment for benefit of creditors; or if Grantor should file a petition for bankruptcy or an arrangement pursuant to the Federal Bankruptcy Act or any similar statute, or if Grantor be adjudicated a bankrupt or an insolvent; or if any proceeding is instituted against or on behalf of Grantor alleging that Grantor is insolvent or unable to pay Grantor's debts as they mature; or if a petition for the bankruptcy or arrangement of Grantor, pursuant to the Federal Bankruptcy Act or any similar statute is filed;

(9) Receiver: If there should be appointed a receiver, liquidator or trustee for Grantor or for any property of Grantor;

(10) Judgments: If any judgment is rendered against Grantor which is not paid in full and satisfied or is not appealed from within the time allowed for appeals and paid in full and satisfied when it becomes final;

(11) Liquidation or Dissolution: Should Grantor, if a corporation, be liquidated or dissolved or its articles of incorporation expire or be revoked, or, if a partnership or business association, be dissolved or partitioned, or, if a trust, be terminated or expire.

(12) Sale or Transfer. Should Grantor sell or transfer the property described herein or any portion thereof or interest therein, without the written approval of Grantee.

(13) Payment of Indebtedness of Senior Liens: Grantor's default, including but not limited to, its failure to pay the Indebtedness or any part thereof, of any senior liens or mortgages when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment or at a date fixed by reason of acceleration of the due date thereof or otherwise.

(14) Failure to provide evidence of insurance as required herein within five (5) days of request by Grantee.

GRANTEE'S REMEDIES AND POWER OF SALE upon the occurrence of an event of default shall be that, at Grantee's option and election without notice to Grantor, Grantee may declare all or any portion of the Indebtedness to be immediately due and payable, whereupon the same shall be and shall become due and payable forthwith without presentment, demand, protest or notice of any kind, all of which are expressly waived by Grantor, and Grantee, at Grantee's option and election, may do any one or more of the following:

(1) Entry and Possession: Grantee may enter upon the Premises or any part thereof and take possession thereof, excluding therefrom Grantor and all agents, employees and representatives of Grantor; employ a manager of the Premises or any part thereof; hold, store, use, operate, manage, control, maintain and lease the Premises or any part thereof; conduct business thereon; make all necessary and appropriate repairs, renewals, and replacements; keep the Premises insured; or carry out or enter into agreements of any kind with respect to the Premises.

(2) Collection of Rents: Grantee may collect and receive all rents, issues, income, revenues, profits, accounts and contract rights from the Premises and apply the same to the Indebtedness, after deducting therefrom all costs, charges, and expenses of taking, holding, managing, and operating the Premises, including the fees and expenses of Grantee's attorneys, and agents.

(3) Payments: Grantee may pay any sum or sums deemed necessary or appropriate by Grantee to protect the Premises or any part thereof or Grantee's interest herein.

(4) Other Remedies: Grantee may exercise all rights and remedies contained in any other instrument, document, agreement or other writing, heretofore, concurrently herewith or in the future executed by Grantor in favor of Grantee in connection with the transactions resulting in the Indebtedness or any part thereof.

(5) Appointment of Receiver: Grantee may make application to any court or be entitled to the appointment of a receiver to take charge of the Premises or any part thereof without alleging or proving, or having any consideration given to, the insolvency of Grantor, the value of the Premises as security for the Indebtedness or any other matter usually incident to the appointment of a receiver.

(6) U.C.C. Remedies: With respect to the personal property in which a security interest is herein granted, Grantee may exercise any or all of the rights accruing to a secured party under this Security Deed, the Uniform Commercial Code (§§109A-9-101 et. seq. of the Ga. Code Annotated) and any other applicable law. Grantor shall, if Grantee requests, assemble all such personal property and make it available to Grantee at a place or places to be designated by Grantee, which shall be reasonably convenient to Grantor and Grantee. Any notice required to be given by Grantee of a public or private sale, lease or other disposition of the personal property or any other intended action by Grantee may be personally delivered to Grantor or may be deposited in the United States mail with postage prepaid duly addressed to Grantor at the address of Grantor last known to Grantee at least five (5) business days prior to such proposed action, and shall constitute reasonable and fair notice to Grantor of any such action.

(7) Power of Sale: Grantee may sell the Premises, or any part thereof or any interest therein separately, at Grantee's discretion, with or without taking possession thereof, at public sale first giving notice of the time, place and terms of such sale by advertisement published once a week for four weeks (without regard for the number of days) in a newspaper in which advertisements of sheriff's sales are published in such county. The advertisement so published shall be notice to Grantor, and Grantor hereby waives all other notices. Grantee may bid and purchase at any such sale, and Grantee may execute and deliver to the purchaser or purchasers at any such sale a sufficient conveyance of the Premises, or the part thereof or interest therein sold. Grantee's conveyance may contain recitals as to the occurrence of any event of default under this Security Deed, which recitals shall be presumptive evidence that all preliminary acts prerequisite to such sale and conveyance were in all things duly complied with. The recitals made by Grantee shall be binding and conclusive upon Grantor, and the sale

and conveyance made by Grantee shall divest Grantor of all right, title, interest and equity that Grantor may have had in, to and under the Premises, or the part thereof or interest therein sold, and shall vest the same in the purchaser or purchasers at such sale. Grantee may hold one or more sales hereunder until the Indebtedness has been satisfied in full. Grantor hereby constitutes and appoints Grantee as Grantor's agent and attorney-in-fact to make such sale, to execute and deliver such conveyance and to make such recitals, and Grantor hereby ratifies and confirms all of the acts and doings of Grantee as Grantor's agent and attorney-in- fact hereunder. Grantee's agency and power as attorney-in-fact hereunder are coupled with an interest, cannot be revoked by insolvency, incompetency, death or otherwise, and shall not be exhausted until the Indebtedness has been satisfied in full. The proceeds of each sale by Grantee hereunder shall be applied first to the costs and expenses of the sale and the remainder, if any, shall be paid to Grantor. If the proceeds of any sale are not sufficient to pay the Indebtedness in full, Grantee shall determine, at Grantee's option and in Grantee's discretion, the portions of the Indebtedness to which the proceeds (after deducting therefrom the costs and expenses of the sale and all proceedings in connection therewith) shall be applied and in what order the proceeds shall be so applied. Grantor covenants and agrees that, in the event of any sale pursuant to the agency and power herein granted, Grantor shall be and become a tenant at sufferance and shall deliver possession of the Premises, or the part thereof or interest therein sold, to the purchaser or purchasers at the sale or be summarily dispossessed in accordance with the provisions of law applicable to tenants at sufferance.

(8) Deed in Lieu of Foreclosure. In the event of a default under either a senior lien, or the Note and this Security Deed, and after providing written notice of default to Grantor and affording Grantor a fifteen (15) day opportunity to cure such default, and only after providing an additional fifteen (15) days' notice of intent to record, Grantee shall have the right to record the Deed in Lieu of Foreclosure previously executed by Grantor. Grantee agrees that it shall not record such Deed unless all conditions specified herein have been satisfied.

All rights and remedies set forth above are cumulative and in addition to any right or remedy provided for by statutes, or now or hereafter existing at law or in equity, including without limitation the right of Grantee to collect or enforce the Indebtedness with or without taking any action with respect to the Premises, Grantee may, at Grantee's election and at Grantee's discretion, exercise each and every such right and remedy concurrently or separately.

ADDITIONAL PROVISIONS of this Security Deed, constituting additional covenants and agreements by Grantor, are as follows:

(1) Applicable Law: This Security Deed shall be governed by and construed, interpreted and enforced in accordance with the laws of the State of Georgia.

(2) Forbearance: Grantee shall not be deemed to waive any of Grantee's rights or remedies hereunder unless such waiver be in writing and signed by or on behalf of Grantee. No delay, omission or forbearance by Grantee in exercising any of Grantee's rights or remedies shall operate as a waiver of such rights or remedies, and a waiver in writing on one occasion shall not be construed as a consent to or a waiver of any right or any remedy on any future occasion.

(3) Time: Time is and shall be of the essence of this Security Deed and the covenants and agreements by Grantor.

(4) Captions: Any captions or heading preceding the text of separate sections, paragraphs and sub-paragraphs hereof are solely for reference purposes and shall not affect the meaning, construction, interpretation or effect of the text.

(5) Notices: All notices, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given to Grantor if personally delivered or if mailed in the United

States mail, by certified mail with a return receipt requested and with postage prepaid, to Grantor's last address known to Grantee.

(6) Severability: In the event that any of the terms, provisions or covenants of this Security Deed are held to be partially or wholly invalid or unenforceable for any reason whatsoever, such holding shall not affect, alter, modify or impair in any manner whatsoever any of the other terms, provisions or covenants hereof not held to be partially or wholly invalid or unenforceable.

(7) Definitions: The word "Grantor" as used herein shall include the plural should more than one Grantor execute this document; the masculine and feminine gender, regardless of the sex of Grantor or any of them; individuals, partnerships, join ventures, corporations and other legal entities should such an entity execute this document; and the heirs, legal representatives, successors and assigns of Grantor. If more than one party shall execute this Security Deed, the word "Grantor" shall mean all parties signing, and each of them, and each and every agreement and obligation of Grantor shall be and mean the joint and several undertaking of each of them. The word "Grantee" as used herein shall include the transferees, successors, legal representatives and assigns of Grantee, and all rights of Grantee hereunder shall inure to the benefit of its transferees, successors, legal representatives and assigns.

(8) Other Provisions: The terms and conditions set forth in Exhibit "B", if any, attached hereto are incorporated herein and made a part hereof by reference.

GRANTOR EXPRESSLY WAIVES the following:

(1) Notice and Hearing: Any right Grantor may have under the Constitution of the State of Georgia or the United States of America to notice or to a judicial hearing prior to the exercise of any right or remedy provided to Grantee by this Security Deed, and Grantor waives Grantor's rights, if any, to set aside or invalidate any sale under power duly consummated in accordance with the provisions of this Security Deed on the ground (if such be the case) that the sale was consummated without prior notice or judicial hearing or both; and

(2) All homestead exemption rights, if any, which Grantor or Grantor's family may have pursuant to the Constitution and laws of the United States, the State of Georgia or any other State of the United States, in and to the Premises as against the collection of the Indebtedness, or any part thereof. All waivers by Grantor in this paragraph have been voluntarily, intelligently and knowingly by Grantor, after Grantor has been afforded an opportunity to be informed by counsel of Grantor's choice as to possible alternative rights. Grantor's execution of this Security Deed shall be conclusive evidence of the making of such waivers and that such waivers have been voluntarily, intelligently and knowingly made.

IN WITNESS WHEREOF, this Security Deed has signed, sealed and delivered by Grantor the day and year first above written.

Unofficial Witness

Notary Public

WILLIAM L PHALEN III
NOTARY PUBLIC
COBB COUNTY, GEORGIA
My Commission Expires 01/21/2029

Borrower:

Landa App 3, LLC

_____________(SEAL)

By: Brian Glick

Its: Authorized Agent

LIMITED LIABILITY COMPANY RESOLUTION

THE UNDERSIGNED HEREBY CERTIFIES TO MAZZ GEORGIA LLC ("LENDER") THAT:

COMPANY'S EXISTENCE. The complete and correct name of Company is Land App 3, LLC ("Company"). Company is a limited liability company which is, and at all times shall be, duly organized, validly existing, and in good standing under and by virtue of the laws of the State of Delaware. Company maintains its principal office and maintains its books and records primarily at 6 W. 18th Street, 12th Floor, NY, NY 10011. Company shall do all things necessary to preserve and to keep in full force and effect its existence, rights and privileges.

At a meeting of the Managers of Company, duly called, at which a quorum was present and voting, or by other duly authorized action in lieu of a meeting, the following resolutions contained in this Limited Liability Company Resolution (this "Resolution") were adopted:

RESOLUTIONS

AUTHORIZED AGENTS. The following named Agents are authorized, empowered, and directed to perform the Authorized Actions set forth herein as the acts and deeds of and on behalf of Company and indicated herein (each an "Authorized Agent"):

Name:	Title:
Brian Glick	Authorized Agent
Yeshai Cohen	Authorized Agent and Board Member

ACTIONS AUTHORIZED. Any of the Authorized Agents may enter into any agreements of any nature with Lender, and those agreements will bind Company. Specifically, but without limitation, any Authorized Agent is authorized, empowered, and directed to do the following (collectively the "Authorized Actions") for and on behalf of Company:

Borrow Money. To borrow, as a borrower or co-borrower or otherwise, from time to time from Lender, on such terms as may be agreed upon between Company and Lender, such sum or sums of money as in their judgment should be borrowed, without limitation.

Grant Security. To mortgage, pledge, transfer, endorse, hypothecate, or otherwise encumber and deliver to Lender any property now or hereafter belonging to Company or in which Company now or hereafter may have an interest, including without limitation all of Company's real property and all of the Company's personal property (tangible or intangible), as security for the Obligations (as herein defined). Such property may be mortgaged, pledged, transferred, endorsed, assigned, hypothecated or encumbered at the time the Obligations (as herein defined) are incurred or created or at any other time or times, and may be either in addition to or in lieu of any property previously mortgaged, pledged, transferred, endorsed, assigned hypothecated or encumbered.

Execute Note, Security and Other Loan Documents. To execute and deliver to Lender loan agreements, promissory notes and other documentation, on such terms as may be agreed upon between Company and Lender, evidencing any loans, letters of credit and other financial accommodations made to Company by Lender (collectively the "Obligations") and also to execute and deliver to Lender any documentation relating to the renewal, extension, modification, refinancing, consolidation, or substitution of any the Obligations. To evidence the security for the Obligations, to execute and deliver to Lender any mortgage, deed of trust, pledge agreement, hypothecation agreement, security agreement, collateral assignment, financing statement or any other documentation which Lender may require and which shall evidence the terms and conditions under and pursuant to which such liens and encumbrances, or any of them, are given; and also to execute and deliver to Lender any other written instruments, any chattel paper, or any other collateral, of any kind or nature, which Lender may deem necessary or proper in connection with or pertaining to the giving of the security interests, mortgages, liens and encumbrances. To execute such other documents, instruments and other certifications in connection with the Obligations and agreed

to by the parties and as further required under the loan documents while the Obligations remain outstanding. To the extent any Deed in Lieu of Foreclosure is executed by an Authorized Agent, it shall only be delivered for escrow holding purposes and shall not be effective or recordable unless and until the conditions outlined herein are satisfied. Any such instrument shall not constitute a voluntary transfer of title except as permitted under the Security Deed's specific default procedures.

Request Advances, Provide Directions, Instructions and Certifications. To request Lender to make advances under any line of credit or to provide any direction, instruction or certification in connection with any of the Obligations or any matter related thereto.

Authorize Treasury Management Solutions and Appointment of Administrators. To enter agreements and authorizations for treasury management and other services on behalf of Company and to designate one or more administrators for the Company who will each have access and authority to perform such functions and transactions as provided in the agreements, terms and conditions, product descriptions and related materials related to such services, as amended from time to time, which include, but are not limited to, access to loan information, the ability to request loan advances or drawdowns under such loans and perform such other activities with respect to the loan as available in the system, and authority and access to grant any and all functionality to any other individual as administrator shall so choose. Company does hereby recognize and authorize any advance, instruction, or certification received by or through any individual given access to such services, systems and platforms and Company agrees to be bound thereby.

Subordination. To subordinate, in all respects, any and all present and future indebtedness, obligations, liabilities, claims, rights, and demands of any kind which may be owed, now or hereafter, from any Agent or entity to Company to all present and future indebtedness, obligations, liabilities, claims, rights, and demands of any kind which may be owed, now or hereafter, from such Agent or entity to Lender ("Subordinated Indebtedness"), together with subordination by Company of any and all security interests of any kind, whether now existing or hereafter acquired, securing payment or performance of the Subordinated Indebtedness; all on such subordination terms as may be agreed upon between any Authorized Agent and Lender and in such amounts as in their judgment should be subordinated.

Guaranty of or Security for Third Party Obligations. In consideration of loans or other financial accommodations made to Company ("Third Party Obligor") by Lender to provide such guarantee or surety terms as may be agreed upon between Company and Lender (the "Guaranty") or otherwise provide collateral as security for such obligations. Company has considered the value to itself of providing the Guaranty and/or security and Company represents to Lender that Company is benefited by doing so and in connection therewith has received consideration of reasonably equivalent value.

Grant Security for Guaranty and Third Party Obligations. To mortgage, pledge, transfer, endorse, assign, hypothecate, or otherwise encumber and deliver to Lender any property now or hereafter belonging to Company or in which the Company now or hereafter may have an interest, including without limitation all of Company's real property and all of Company's Agental property (tangible or intangible), as security for the Guaranty and/or as direct security for the payment of any loans, promissory notes, or any other or further indebtedness or other obligations or liabilities of Third Party Obligor to Lender at any time owing and however the same may be evidenced (collectively the "Third Party Obligations"). Such property may be mortgaged, pledged, transferred, endorsed, assigned, hypothecated or encumbered at the time such loans are obtained or such indebtedness, obligations or liabilities are incurred or created, or at any other time or times, and may be either in addition to or in lieu of any property previously mortgaged, pledged, transferred, endorsed, assigned, hypothecated or encumbered. Company has considered the value to itself of lending collateral in support of the Guaranty or Third Party Obligations, and Company represents to Lender that Company is benefited by doing so and in connection therewith has received consideration of reasonably equivalent value.

Execute Security Documents for Guaranty and Third Party Obligations. To evidence the security for the Guaranty and Third Party Obligations, to execute and deliver to Lender any mortgage, deed of trust, pledge agreement, hypothecation agreement, security agreement, collateral assignment, financing statement or any other documentation which Lender may require and which shall evidence the terms and conditions under and pursuant to which such liens and encumbrances, or any of them, are given; and also to execute and deliver to Lender any other written instruments, any chattel paper, or any other collateral, of any kind or nature, which Lender may deem necessary or proper in connection with or pertaining to the giving of the security interests, mortgages, liens and encumbrances.

Further Acts. To (a) make, execute and deliver agreements and other documents relating to other obligations of Company to Lender including, but not limited to, (i) obligations under letters of credit, credit card agreements, foreign exchange contracts, interest rate hedge agreements and derivative transaction agreements, in form satisfactory to Lender; and (ii) to communicate with Lender and transact any other business with Lender incidental to the Authorized Actions or the additional authorized actions described herein; and (b) do and perform such other acts and things and to execute and deliver such other instruments, agreements and other documents to implement or give effect to the provisions of this Resolution.

LIMITATIONS ON AUTHORIZED ACTIONS: The authority granted herein with respect to the execution and delivery of any Deed in Lieu of Foreclosure is expressly conditioned upon the agreement that such Deed in Lieu shall be held in escrow and not recorded unless: (i) Lender provides Borrower with written notice of default, (ii) Borrower fails to cure such default within fifteen (15) days after such notice, and (iii) Lender provides an additional fifteen (15) days' written notice of its intent to record the Deed in Lieu

ASSUMED BUSINESS NAMES. Company has filed or recorded all documents or filings required by law relating to all assumed business names used by Company. Excluding the name of Company, the following is a complete list of all assumed business names under which Company does business: **None.**

RELIANCE BY LENDER. Lender shall be fully protected by relying upon any certification of the authorized Agent(s) named herein and shall be indemnified and saved harmless in any claims, demands, expenses, loss, or damage resulting from or growing out of honoring the signature of any authorized Agent or signature of an officer, employee or other representative of the Company certified by an authorized Agent.

CERTIFICATION CONCERNING EACH AUTHORIZED AGENT AND THIS RESOLUTION. Each Authorized Agent named above is duly elected, appointed, or employed by or for Company, if and as the case may be, and occupy the position(s) set opposite their respective name. This Resolution now stands of record on the books of Company, is in full force and effect, and has not been modified or revoked in any manner whatsoever.

Name:	Title:	Specimen Signatures:
Brian Glick	Authorized Agent	
Yishai Cohen	Authorized Agent	

CONTINUING VALIDITY. Any and all acts authorized pursuant to this Resolution and performed prior to the passage of this Resolution are hereby ratified and approved. This Resolution shall be continuing, shall remain in full force and effect and Lender may rely on it until (i) Lender has received, at Lender's address shown above (or such addresses as Lender may designate from time to time) and Lender has acknowledged written notice signed by one of the undersigned or his or her successors or its legal representative revoking this Resolution (the "Revocation Notice") and (ii) the Lender issues to Company a written acknowledgment of receipt and acceptance of such Revocation Notice. The receipt of a Revocation Notice shall not affect any action taken by Lender prior thereto until the Lender issues a written notice of receipt and acceptance of such Revocation Notice to the Company. In addition, any Revocation Notice shall not affect any of Company's duties, obligations or liabilities in effect at the time such Revocation Notice is given.

The undersigned have each read all the provisions of this Resolution, and each certify on behalf of Company that all statements and representations made in this Resolution are true and correct. This Resolution is dated ________ ___, 20__.

This Resolution is given under seal and it is intended that this Resolution is and shall constitute and have the effect of a sealed instrument according to law.

Landa App 3, LLC, by Landing Holdings, Inc., its sole member/manager

______________________________(SEAL)

By: Yishai Cohen
Title: CEO/President/Secretary 08/04/2025

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Document name: LLC Resolution.Landa 3 App LLC.v2.wlp revisions.final
Document created: 08/03/2025 19:37:47
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Signers: y@landa.app
CC: katzhoward@gmail.com, richard1naimer@gmail.com, ljst78@outlook.com, brianglick8@gmail.com, sammiya@landa.app

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PROPERTY OWNER'S AFFIDAVIT
(Refinance: Individual)

Personally appeared before me, the undersigned attesting officer, duly authorized by law to administer Oaths, the undersigned affiant, who being duly sworn, upon oath says:

That Affiant has this day entered into a mortgage transaction, with parties, and concerning real property, identified as follows:

BORROWER: Landa App 3, LLC, a Limited Liability Company

By:
Brian Glick, Authorized Agent and

LENDER: Mazz Georgia LLC

PROPERTY: 996 Greenwood Avenue Northeast, Atlanta, GA 30306

That Affiant is the owner in fee simple of the above described Real Property as more particularly described in security deed of even date herewith, from Affiant to said Lender.

That the above described property is the same that was inspected by said Lender, or agents that the improvements on said property are within the limits of said described property, and that there has been no violation of any restrictions that may have been imposed on said land, nor has any interest in same been sold or conveyed, or any change been made in the improvements thereon since said lands were inspected as aforesaid.

That Affiant is in indisputable possession of the said described lands and knows of no one claiming under any recorded deed, or instrument of any nature or claiming any interest in said lands whatsoever, except as may be set forth below.

That there are no Suits, Judgments, Bankruptcies, Executions, or Liens of any kind, pending against the Affiant in any Court whatsoever that could in any way affect the title to said lands, or constitute a lien thereon, and that the Affiant is Not surety on any Bond that through the default of the principal therein a lien would be created against the Property, nor are there any Loan Deeds, Trust, Deeds, Mortgages or Liens of any nature whatsoever unsatisfied against the lands, except as set forth below.

That the agreed price or reasonable value has been paid in full for all material, labor or services, including but not limited to the service of surveyors, architects and engineers, in connection with the construction or repair of any improvements on said property, or with respect to the land itself, except as set out below, that there are no fixtures installed on said Property or in the improvements thereon that have not been paid for in full, that any personal property included in the above described property has been paid for in full and that the Affiant has received no Preliminary Notice of Lien Rights in connection with the aforesaid property.

That there is no unpaid assessment of any nature against said property and that Affiant has no knowledge of and no notice of any plans for imposition of a future assessment; that there is no current attempt or action to take or obtain any portion of the Property under proceedings of eminent domain or

under threat thereof, and that Affiant has no knowledge of and no notice of any plans for such taking in the future.

That he or she is sui juris, has never been adjudicated insane in any Court, is over eighteen (18) years of age, and is not under Order of any Court ordered to pay alimony, or support, to any spouse or former spouse, or for support of minor children.

That this Affiant is made under the provisions of O.C.G.A. Section 44-14-361.2 and is made to induce said Lender to disburse mortgage loan proceeds, and/or to induce a title insurer to issue its policy of title insurance insuring title to the Property, and is made with the knowledge that it will be relied upon by said Lender, by a title insurer and/or attorneys in dealing with respect to the Property.

That said property is free and clear of all liens of every character, except the following which are the only liens against said lands, to-wit:

None.

SWORN TO AND SUBSCRIBED BEFORE ME THIS 4th day of August, 2025.

NOTARY PUBLIC

WILLIAM L PHALEN III
NOTARY PUBLIC
COBB COUNTY, GEORGIA
My Commission Expires 01/21/2029

Landa App 3, LLC

By: ______________________
Brian Glick, Authorized Agent

ALTA SHORT FORM RESIDENTIAL LOAN POLICY—CURRENT ASSESSMENTS
ONE-TO-FOUR FAMILY
issued by
FIRST AMERICAN TITLE INSURANCE COMPANY

Transaction Identification Data, for which the Company assumes no liability as set forth in Condition 9.e.:
Issuing Agent: Sherman & Phalen, LLC
Issuing Office: 1165 Northchase Parkway SE, Suite 450, Marietta, GA 30067
Issuing Office's ALTA® Registry ID:
Loan ID Number: N/A
Issuing Office File Number: 25-717-GA
Property Address: 996 GREENWOOD AVENUE NORTHEAST, ATLANTA, GA, 30306

SCHEDULE A

Name and Address of Title Insurance Company: **FIRST AMERICAN TITLE INSURANCE COMPANY 1 First American Way, Santa Ana, California 92707**
Policy Number: 50152113-0028780e

Amount of Insurance: $140,000.00 Premium: $500.00
Mortgage Amount: $140,000.00 Mortgage Date: 08/04/2025
Date of Policy: 08/04/2025 @ 12:00 PM or the recording of the insured mortgage, whichever is later.
Property Address: 996 GREENWOOD AVENUE NORTHEAST, ATLANTA, GA, 30306

1. Name of Insured: Mazz Georgia LLC

2. Name of Borrower(s): Landa App 3, LLC, a Limited Liability Company

3. The estate or interest in the Land identified in this Schedule A and which is encumbered by the Insured Mortgage is fee simple and is, at the Date of Policy, vested in the Borrower(s) identified in the Insured Mortgage and named above.

4. The Land referred to in this policy is described as set forth in the Insured Mortgage.

5. This policy consists of 4 page(s), unless an addendum is attached and indicated below:
   ☐ Addendum attached

6. This policy incorporates by reference the endorsements selected below, if any, adopted by the American Land Title Association as of the Date of Policy:
   ☐ ALTA 4.1 Condominium - Current Assessments endorsement, if the Land or estate or interest is referred to in the Insured Mortgage as a condominium
   ☐ ALTA 5.1 Planned Unit Development - Current Assessments endorsement
   ☐ ALTA 6 Variable Rate Mortgage endorsement, if the Insured Mortgage contains provisions which provide for an adjustable interest rate
   ☐ ALTA 6.2 Variable Rate Mortgage—Negative Amortization endorsement, if the Insured Mortgage contains provisions which provide for both an adjustable interest rate and negative amortization
   ☐ ALTA 7 Manufactured Housing Unit endorsement, if a manufactured housing unit is located on the Land at the Date of Policy
   ☐ ALTA 7.1 Manufactured Housing—Conversion—Loan Policy endorsement
   ☒ ALTA 8.1 Environmental Protection Lien endorsement - Paragraph b refers to the following State statute(s): NONE
   ☐ ALTA 9.6.1 Private Rights—Current Assessments—Loan Policy endorsement

- ☒ ALTA 9.10 Restrictions, Encroachments, Minerals—Current Violations—Loan Policy endorsement
- ☐ ALTA 14 Future Advance—Priority endorsement
- ☐ ALTA 14.1 Future Advance—Knowledge endorsement
- ☐ ALTA 14.3 Future Advance—Reverse Mortgage endorsement
- ☐ ALTA 22 Location endorsement, if the type of improvement is a one-to-four family residential structure and the Property Address is as shown above
- ☐ ALTA 30 Shared Appreciation Mortgage endorsement

First American Title Insurance Company

Sally F. Tyler, President

Lisa W. Cornehl, Secretary

By: ______________________
Authorized Countersignature

For Reference:

File #: 25-717-GA
Loan #: N/A
Policy #: 50152113-0028780e

Issued By:

Sherman & Phalen, LLC
1165 Northchase Parkway SE, Suite 450
Marietta, GA 30067

SUBJECT TO THE EXCEPTIONS FROM COVERAGE CONTAINED IN SCHEDULE B BELOW, AND ANY ADDENDUM ATTACHED HERETO, FIRST AMERICAN TITLE INSURANCE COMPANY, A NEBRASKA CORPORATION, (THE "COMPANY"), HEREBY INSURES THE INSURED IN ACCORDANCE WITH AND SUBJECT TO THE TERMS, EXCLUSIONS, AND CONDITIONS SET FORTH IN THE AMERICAN LAND TITLE ASSOCIATION (ALTA) LOAN POLICY (07-01-2021), ALL OF WHICH ARE INCORPORATED HEREIN. ALL REFERENCES TO SCHEDULES A AND B REFER TO SCHEDULES A AND B OF THIS POLICY.

SCHEDULE B

EXCEPTIONS FROM COVERAGE

Some historical land records contain Discriminatory Covenants that are illegal and unenforceable by law. This policy treats any Discriminatory Covenant in a document referenced in Schedule B as if each Discriminatory Covenant is redacted, repudiated, removed, and not republished or recirculated. Only the remaining provisions of the document are excepted from coverage.

Except to the extent set forth below, this policy does not insure against loss or damage and the Company will not pay costs, attorneys' fees, or expenses arising by reason of:

1. Those taxes and assessments that become due or payable subsequent to the Date of Policy. Exception 1 does not modify or limit the coverage provided in Covered Risk 11.b.

2. Covenants, conditions, restrictions, or limitations, if any, appearing in the Public Records; however, this policy insures against loss or damage arising from:
   a. the violation of those covenants, conditions, restrictions, or limitations on or prior to the Date of Policy;
   b. a forfeiture or reversion of Title from a violation at the Date of Policy of those covenants, conditions, restrictions, or limitations, including those relating to environmental protection; and
   c. the invalidation, subordination, or other impairment of the lien of the Insured Mortgage because of a violation at the Date of Policy of any provisions in those covenants, conditions, restrictions, or limitations, including those relating to environmental protection.

   As used in Exception 2.a., the words "covenants, conditions, restrictions, or limitations" do not refer to or include any covenant, condition, restriction, or limitation (i) relating to obligations of any type to perform maintenance, repair, or remediation on the Land; or (ii) pertaining to environmental protection of any kind or nature, including hazardous or toxic matters, conditions, or substances, except to the extent that an Enforcement Notice as of the Date of Policy identifies a violation or alleged violation affecting the Land and is not referenced in an Addendum attached to this policy.

3. Any easements or servitudes appearing in the Public Records; however, this policy insures against loss or damage arising from:
   a. the encroachment, at the Date of Policy, of the improvements on any easement; and
   b. any interference with or damage to existing improvements, including lawns, shrubbery, and trees, resulting from the use of the easements for the purposes granted or reserved.

4. Any lease, grant, exception, or reservation of minerals or mineral rights or other subsurface substances appearing in the Public Records; however, this policy insures against loss or damage arising from:
   a. any effect on or impairment of the use of the Land for one-to-four family residential purposes by reason of such lease, grant, exception, or reservation of minerals or mineral rights or other subsurface substances; and
   b. any damage to existing improvements, including lawns, shrubbery, and trees, resulting from the future exercise of any right to use the surface of the Land for the extraction or development of the minerals or mineral rights or other subsurface substances so leased, granted, excepted, or reserved.

Nothing herein insures against loss or damage resulting from contamination, explosion, fire, flooding, vibration, fracturing, earthquake, or subsidence.

NOTICES, WHERE SENT: Any notice of claim and any other notice or statement in writing required to be given to the Company under this policy must be given to the Company at: **First American Title Insurance Company, Attn: Claims National Intake Center, 5 First American Way, Santa Ana, California 92707. Phone: 888-632-1642**.